Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Keith Terreri or Sheryl Seyer investorrelations@VALORtelecom.com (972) 373-1296 office (972) 373-1150 facsimile	Cynthia T. Cruz ccruz@VALORtelecom.com (972) 373-1134 office (469) 420-2540 facsimile
VALOR Communications Group, Inc.
Announces Merger with Alltel’s Wireline Business
Transaction Creates the Leading Rural-Focused Wireline Company in the U.S.
IRVING, Texas, Dec. 9, 2005 — VALOR Communications Group, Inc. (NYSE:VCG) today announced that its Board of Directors has approved an agreement in which VALOR would merge with Alltel’s (NYSE:AT) Wireline business segment (“Alltel Wireline”). Alltel Wireline will be spun off and then merged with VALOR Communications Group, Inc. in a Reverse Morris Trust transaction that will create the leading rural-focused wireline company with 3.4 million access lines in 16 states. In the transaction VALOR will issue approximately 400 million shares of stock in exchange for Alltel Wireline stock. Upon completion of the transaction, VALOR shareholders will own 15 percent of the combined entity.
VALOR will host a conference call today at 11:00 a.m. (EST) to discuss the merger. Details appear later in this press release under “Conference Call Information.”
Transaction Highlights
•	Creates the leading rural-focused wireline company

•	Highly complementary rural market footprint

•	Ease of integration (VALOR uses the Alltel billing platform)

•	Greater economies of scale and scope will produce synergies for the combined company of approximately $40 million on an annual basis

•	Better diversification of customers, revenues and earnings across a broader geographic area

•	Pro Forma capital structure results in lower leverage and lower cost of capital

•	Company headquarters to be located in Central Arkansas

•	Current Alltel executives to assume senior leadership roles; VALOR executives to play key roles
“This combination creates the clear industry leader in rural wireline telecom. Our leverage and payout ratio will decrease significantly and the combined company will have larger scale, a well clustered rural footprint and a stronger competitive position. We also have a common billing platform already in place, which reduces integration risk,” said Jack Mueller, VALOR Communications Group president and chief executive officer.
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Pro Forma Highlights
•	Approximately 3.4 million access lines across 16 states

•	Revenues of $3.4 billion for LTM 9/30/05

•	OIBDA of $1.7 billion for LTM 9/30/05

•	Leverage of approximately 3.2 times

•	Payout ratio in the 65-70% range
Mr. Mueller also stated, “As part of our previously discussed focused strategy, VALOR continually reviews strategic transactions and believes that this transaction provides significant value creation for our shareholders. In addition, I believe the combined company will be able to better leverage existing infrastructure creating cost savings opportunities, financial flexibility and potential for further value creation.”
“VALOR is a very good fit with the Alltel wireline business and the combined companies will add value for our shareholders,” said Jeff Gardner, president and chief executive officer of the new company. “I am pleased that the new company will add senior leadership from VALOR’s current team and I look forward to working with my colleagues at VALOR to run our new company,” added Mr. Gardner.
The transaction is expected to close by mid-2006 and requires approval from VALOR shareholders, federal and state regulators and a letter ruling from the Internal Revenue Service approving the tax-free status.
Voting Agreements
Shareholders representing approximately 42% of the VALOR share ownership have entered into voting agreements pursuant to which they have agreed to vote in favor of this transaction.
Dividends
VALOR also announced that its Board of Directors has declared a dividend of $0.36 per share of common stock for shareholders of record on Dec. 31, 2005. The dividend is payable on Jan. 16, 2006.
VALOR plans to continue paying its current dividend through the date of closing. Post closing the combined company expects to pay an annual dividend of $1.00 per share.
2005 Outlook
For the full year 2005, VALOR maintains its expectations of cash available to pay dividends, as defined in its third quarter 2005 earnings release, of $128 million to $133 million on a pro forma basis. The company continues to expect full year 2005 capital expenditures of approximately $59 million.
Advisors
VALOR was advised on the transaction by Wachovia Securities and Kirkland & Ellis, LLP. Wachovia Securities and Bear, Stearns & Co., Inc. rendered fairness opinions regarding the transaction to VALOR’s board of directors.
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Conference Call Information
VALOR will host a conference call and simultaneous Webcast to discuss the Alltel Wireline merger at 11 a.m. (EST) on Fri., Dec. 9, 2005. Presentation slides and the webcast links are available from VALOR’s website at www.valortelecom.com in the investor relations section. To access the call, dial 1-800-218-0204, or outside the United States, dial 1-303-262-2075. A pass code is not required. A replay of the call will be available beginning at approximately 1 p.m. (EST), Dec. 9, 2005, through Dec. 16, 2005, by calling 1-800-405-2236 or, outside the United States, 1-303-590-3000. The pass code for the replay is 11048044#. The webcast replay will be available after the call from the link on our website.
Non-GAAP Measures
Historically, VALOR has presented certain non-GAAP measures that we believe to be useful indicators to investors in our common stock. These measures include both adjusted EBITDA and Cash Available to Pay Dividends (CAPD). We have introduced a new non-GAAP measure, Operating Income Before Depreciation and Amortization (OIBDA), in this release because it is a measure that is currently utilized by Alltel Wireline and we believe it is useful to present the same measure for comparative purposes. Also, it is likely that upon the closing of this transaction the combined entity will present this measure. A reconciliation of Operating Income, as determined under Generally Accepted Accounting Principles, to OIBDA for VALOR, Alltel Wireline, and the pro forma combined entity have been included in the table that follows. We plan to continue to present adjusted EBITDA and CAPD in our future releases until such time as the transaction has been completed.
This press release includes management’s estimate of pro forma CAPD for the year ending December 31, 2005. VALOR believes the most directly comparable GAAP measure would be “Net cash provided by operating activities.” Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, VALOR is not providing an estimate of net cash provided by operating activities for the year ending December 31, 2005 at this time.
About VALOR Communications Group
VALOR Communications Group (NYSE:VCG) is one of the largest providers of telecommunications services in rural communities in the southwestern United States. The company, through its subsidiary VALOR Telecom, offers to residential, business and government customers a wide range of telecommunications services, including: local exchange telephone services, which covers basic dial-tone service as well as enhanced services, such as caller identification, voicemail and call waiting; long distance services; and data services, such as providing digital subscriber lines. VALOR Communications Group is headquartered in Irving, Texas. For more information, visit www.valortelecom.com. Information contained on our website does not comprise a part of this press release.
Safe Harbor Statement
Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects, “ “outlook” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements. Statements in this press release regarding VALOR Communications Group’s business that are not historical facts, including our intention to pay quarterly dividends and our 2005 outlook, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or the timing of events to differ materially from those described in the forward-looking statements. We cannot assure you that the expectations discussed in these forward-looking statements will be attained. Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation: our leverage and debt service obligations; the terms of our credit facility and our rights and obligations there under; any adverse changes in government regulation; the risk that we may not be able to retain existing customers or obtain new customers; the risk of increased competition in the markets we serve; our financial position, results of operations and availability of capital; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Prospectus dated July 1, 2005, relating to our senior notes exchange offer and in our Annual Report on Form 10-K filed on March 31, 2005 with the Securities and Exchange Commission. We disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, the occurrence of future events or otherwise, except as required by law.
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VALOR Communications Group, Inc.
Pro Forma Financial Measures Reflecting Merger With Alltel Wireline
(dollars in millions)
(Unaudited)

	Alltel		Pro Forma		Pro Forma
OIBDA for the twelve months ended December 31, 2004	Wireline	Valor	Adjustments		Combined
Operating income under GAAP	$667.6	$177.1	$270.2	(a)	$1,114.9
Depreciation & amortization	508.5	86.5	—		595.0

OIBDA	$1,176.1	$263.6	$270.2		$1,709.9

	Alltel		Pro Forma		Pro Forma
OIBDA for the twelve months ended September 30, 2005	Wireline	Valor	Adjustments		Combined
Operating income under GAAP	$656.2	$164.5	$268.1	(a)	$1,088.8
Depreciation & amortization	482.9	89.6	—		572.5

OIBDA	$1,139.1	$254.1	$268.1		$1,661.3

			Alltel		Pro Forma		Pro Forma
Net Debt to OIBDA for the twelve months ended September 30, 2005:			Wireline	Valor	Adjustments		Combined
Long-term debt, including current maturities			$281.9	$1,180.7	$3,926.5	(b)	$5,389.1
Cash and cash equivalents			(8.4)	(46.7)	—		(55.1)

Net debt	(A	)	$273.5	$1,134.0	$3,926.5		$5,334.0
Operating income under GAAP			$656.2	$164.5	$268.1	(a)	$1,088.8
Restructuring and other charges			11.8	—	—		11.8
Depreciation and amortization expense			482.9	89.6	—		572.5

OIBDA	(B	)	$1,150.9	$254.1	$268.1		$1,673.1

Net debt to OIBDA	(A)/(B	)		4.5 x			3.2 x

(a)	-	Adjustment for Royalty expense under the Alltel brand name to discontinue.

(b)	-	Adjustment to reflect the amount to leverage the Alltel wireline acquisition.
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